Re: Questions 72DD1, 77DD2, 73A, 73C, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

        Salient Adaptive Growth Fund

        Salient Trend Fund

 The following fund offers Class A, Class C, Class F and Class I shares.

        Salient Tactical Plus Fund

The following funds offer Class A, Class C, Class I and Class R6 shares.

        Salient MLP & Energy Infrastructure Fund

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period

ended June 30, 2017:

                                      Distributions    Distribution

Class A:                                (000s)         per share

Salient Adaptive Growth Fund          -              -

Salient MLP & Energy

Infrastructure Fund                   6,300          0.2412

Salient Trend Fund                    -              -

Salient Tactical Plus Fund            -              -

Class C:

Salient Adaptive Growth Fund          -              -

Salient MLP & Energy

Infrastructure Fund                   2,278          0.2139

Salient Trend Fund                    -              -

Salient Tactical

Plus Fund                             -              -

Class I:

Salient Adaptive Growth Fund          -              -

Salient MLP & Energy

Infrastructure Fund                   34,780         0.2480

Salient Trend Fund                    -              -

Salient Tactical

Plus Fund                             -              -

Class F:

Salient Tactical

Plus Fund                             -              -

Class R6:

Salient MLP & Energy

Infrastructure Fund                   61              0.2505

The following is a class breakout of the Total other distributions (73C)

during the period ended June 30, 2017:

Class A:                                          Distribution

                                                     per Share

Salient MLP & Energy

 Infrastructure Fund                                 -

Class C:

Salient MLP & Energy

 Infrastructure Fund                                 -

Class I:

Salient MLP & Energy

 Infrastructure Fund                                  -

Class R6:

Salient MLP & Energy

 Infrastructure Fund                                  -

Within the N-SAR, the number of shares outstanding (74U1 and 74U2)

 presented have been combined as follows for Salient Adaptive Growth Fund,

 Salient MLP & Energy Infrastructure Fund and Salient Trend Fund:

         74U1  Class I shares

 74U2  Class A shares, Class C shares, Class F shares and Class

 R6 shares

Within the N-SAR, the number of shares outstanding (74U1 and 74U2)

 presented have been combined as follows for Salient Tactical Plus Fund:

         74U1  Class F shares

 74U2  Class A shares, Class C shares and Class I shares

 The following is a class breakout of the NAV's and shares

 outstanding (000s) at December 31, 2016:

                               NAV           Shares Outstanding

                                                   (000s)

Class A:

Salient Adaptive Growth Fund          7.15           268

Salient MLP & Energy

Infrastructure Fund                   8.38           27,950

Salient Trend Fund                    8.51           214

Salient Tactical

Plus Fund                             11.45          659

Class C:

Salient Adaptive Growth Fund          6.84           249

Salient MLP & Energy

Infrastructure Fund                   8.33           10,408

Salient Trend Fund                    8.38           27

Salient Tactical

Plus Fund                             11.22          67

Class I:

Salient Adaptive Growth Fund          7.26           6,756

Salient MLP & Energy

Infrastructure Fund                   8.36           135,281

Salient Trend Fund                    8.53           4,069

Salient Tactical

Plus Fund                             11.50          185

Class F:

Salient Tactical

Plus Fund                             11.60          1,515

Class R6:

Salient MLP & Energy

Infrastructure Fund                   8.36           229